Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations John Eldridge (206) 272-6571 j.eldridge@f5.com Public Relations Alane Moran (206) 272-6850 a.moran@f5.com
F5 Networks Announces Results for Third Quarter of Fiscal 2009
SEATTLE, WA—July 22, 2009— For the third quarter of fiscal 2009, F5 Networks, Inc. (NASDAQ: FFIV) announced revenue of $158.2 million, up 2.6 percent from $154.1 million in the prior quarter and down 4.4 percent from $165.6 million in the third quarter of fiscal 2008.
GAAP net income was $22.8 million ($0.29 per diluted share), compared to $19.0 million ($0.24 per diluted share) in the prior quarter and $19.1 million ($0.23 per diluted share) in the third quarter a year ago.
Excluding the impact of stock-based compensation net of tax, non-GAAP net income was $31.9 million ($0.40 per diluted share), compared to $30.3 million ($0.38 per diluted share) in the prior quarter and $30.2 million ($0.37 per diluted share) in the third quarter of fiscal 2008.
A reconciliation of GAAP net income to non-GAAP net income is included on the attached Consolidated Statements of Operations.
“While it is still too early to say that the worst is behind us, customer buying patterns did appear to stabilize during the third quarter,” said John McAdam, F5 president and chief executive officer.
“As a result, we were able to grow revenue sequentially and exceed our revenue target. Coupled with better top-line performance, modest gross margin improvement and ongoing expense controls further improved our non-GAAP operating margin and enabled us to exceed both our GAAP and non-GAAP earnings targets as well,” McAdam said.
During the third quarter, the company continued to strengthen its balance sheet, increasing deferred revenue 6 percent to $170 million and generating $46 million in cash flow from operations. After repurchasing another $15.9 million of the company’s outstanding common stock, F5 ended the quarter with $538 million in cash and investments.

Acknowledging that weakness and uncertainty in the global economy persist, McAdam said he is encouraged by the company’s third quarter results. For the current quarter, management has set a revenue goal of $160 million to $164 million with a GAAP earnings target of $0.26 to $0.28 per diluted share. Excluding stock-based compensation expense, the company’s non-GAAP earnings target is $0.40 to $0.42 per diluted share. A reconciliation of the company’s expected GAAP and non-GAAP earnings is provided in the following table:

	Three months ended
	September 30, 2009
Reconciliation of Expected Non-GAAP Fourth Quarter Earnings	Low	High

Net income	$20.6	$22.2
Stock-based compensation expense, net of tax	$11.0	$11.0
Non-GAAP net income excluding stock-based compensation expense	$31.6	$33.2

Net income per share — diluted	$0.26	$0.28

Non-GAAP net income per share — diluted	$0.40	$0.42

About F5 Networks
F5 Networks is the global leader in Application Delivery Networking (ADN), focused on ensuring the secure, reliable, and fast delivery of applications. F5’s flexible architectural framework enables community-driven innovation that helps organizations enhance IT agility and dynamically deliver services that generate true business value. F5’s vision of unified application and data delivery offers customers an unprecedented level of choice in how they deploy ADN solutions. It redefines the management of application, server, storage, and network resources, streamlining application delivery and reducing costs. Global enterprise organizations, service and cloud providers, and Web 2.0 content providers trust F5 to keep their business moving forward. For more information, go to www.f5.com.
Forward Looking Statements
Statements in this press release concerning the continuing strength of F5’s business, sequential growth, the target revenue and earnings range, share amount and share price assumptions, demand for application delivery networking and storage virtualization products and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of our new traffic management, security, application delivery, WAN optimization and storage virtualization offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the share repurchase program; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is net income excluding stock-based compensation, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income excluding, as applicable, stock-based compensation. Net income excluding stock-based compensation (non-GAAP) is adjusted by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability. Stock-based compensation is a non-cash expense that F5 has accounted for since July 1, 2005 in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment.”
Management believes that net income excluding stock-based compensation (non-GAAP) provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to the company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the company’s business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.

F5 believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company’s business, which management uses in its own evaluation of the company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, stock-based compensation is an obligation of the Company that should be considered and each line item is important to financial performance generally. However, while the GAAP results are more complete, the company provides investors this supplemental measure since, with reconciliation to GAAP, it may provide additional insight into its operational performance and financial results.
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F5 Networks, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$88,289	$78,303
Short-term investments	175,780	111,883
Accounts receivable, net of allowances of $4,273 and $4,348	91,635	97,057
Inventories	13,590	10,148
Deferred tax assets	5,827	5,910
Other current assets	26,324	20,068

Total current assets	401,445	323,369

Restricted cash	2,731	2,748
Property and equipment, net	40,237	47,557
Long-term investments	273,861	261,086
Deferred tax assets	43,982	46,917
Goodwill	231,892	231,892
Other assets, net	23,440	25,654

Total assets	$1,017,588	$939,223

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$16,386	$13,092
Accrued liabilities	43,080	48,051
Deferred revenue	142,699	125,678

Total current liabilities	202,165	186,821

Other long-term liabilities	13,838	14,822
Deferred revenue, long-term	27,173	19,321

Total long-term liabilities	41,011	34,143

Commitments and contingencies

Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 200,000 shares authorized 78,515 and 79,094 shares issued and outstanding	467,391	477,299
Accumulated other comprehensive loss	(3,200)	(6,076)
Retained earnings	310,221	247,036

Total shareholders’ equity	774,412	718,259

Total liabilities and shareholders’ equity	$1,017,588	$939,223

F5 Networks, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net revenues
Products	$95,619	$114,786	$297,649	$337,139
Services	62,612	50,799	180,300	141,771

Total	158,231	165,585	477,949	478,910

Cost of net revenues (1)
Products	21,955	26,158	70,915	75,816
Services	11,710	12,020	35,355	34,289

Total	33,665	38,178	106,270	110,105

Gross Profit	124,566	127,407	371,679	368,805

Operating expenses (1)
Sales and marketing	55,427	60,483	166,798	176,714
Research and development	25,070	26,277	78,149	77,027
General and administrative	12,764	13,459	40,624	41,369
Restructuring charges	—	—	4,329	—

Total	93,261	100,219	289,900	295,110

Income from operations	31,305	27,188	81,779	73,695
Other income, net	3,027	3,716	8,042	15,437

Income before income taxes	34,332	30,904	89,821	89,132
Provision for income taxes	11,556	11,770	26,636	34,502

Net Income	$22,776	$19,134	$63,185	$54,630

Net income per share — basic	$0.29	$0.24	$0.80	$0.66
Weighted average shares — basic	78,603	81,096	78,958	83,218

Net income per share — diluted	$0.29	$0.23	$0.79	$0.65
Weighted average shares — diluted	79,612	81,951	80,014	84,308

Non-GAAP Financial Measures

Net income as reported	$22,776	$19,134	$63,185	$54,630
Stock-based compensation expense, net of tax (4)	9,157	11,037	27,494	33,310
Restructuring charges, net of tax (2)	—	—	2,957	—
Legal settlement, net of tax (3)	—	—	913	—

Net income excluding stock-based compensation, restructuring charges and legal settlement	$31,933	$30,171	$94,549	$87,940

Net income per share excluding stock-based compensation, restructuring charges & legal settlement (non-GAAP) — diluted	$0.40	$0.37	$1.18	$1.04

Weighted average shares — diluted	79,612	81,951	80,014	84,308

(1) Includes stock-based compensation as follows:
Cost of net revenues	$1,211	$1,065	$3,680	$3,170
Sales and marketing	5,136	5,846	16,519	18,438
Research and development	3,816	4,116	12,198	12,220
General and administrative	2,394	3,790	8,330	11,992
Tax effect of stock-based compensation	(3,400)	(3,780)	(13,233)	(12,510)

	$9,157	$11,037	$27,494	$33,310

(2) Includes restructuring charges as follows:
Loss on facility exit	$—	$—	$2,194	$—
Restructuring charges	—	—	2,135	—
Tax effect of loss on facility exit and restructuring charges	—	—	(1,372)	—

	$—	$—	$2,957	$—

(3) Includes legal settlement as follows:
Legal settlement	$—	$—	$1,337	$—
Tax effect of legal settlement	—	—	(424)	—

	$—	$—	$913	$—

(4)	Stock-based compensation is accounted for in accordance with Financial Accounting Standards Board Statement No. 123(R), “Share-Based Payments” using the attribution method for recognizing compensation expense.

F5 Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine months ended
	June 30,
	2009	2008

Operating activities
Net income	$63,185	$54,630
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposition of assets and investments	20	18
Stock-based compensation	40,727	45,820
Provisions for doubtful accounts and sale returns	2,552	1,887
Depreciation and amortization	20,432	17,362
Deferred income taxes	1,352	478
Gain on auction rate securities put option	(3,788)	—
Loss on trading auction rate securities	3,788	—
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	2,869	(8,083)
Inventories	(3,442)	1,009
Other current assets	(6,201)	(5,595)
Other assets	(512)	(1,673)
Accounts payable and accrued liabilities	(2,490)	(9,554)
Deferred revenue	24,873	38,448

Net cash provided by operating activities	143,365	134,747

Investing activities
Purchases of investments	(329,694)	(421,697)
Maturities of investments	256,091	500,672
Investment of restricted cash	5	—
Acquisition of intangible assets	(706)	—
Acquisition of businesses, net of cash acquired	—	(995)
Purchases of property and equipment	(8,232)	(23,201)

Net cash (used in) provided by investing activities	(82,536)	54,779

Financing activities
Tax expense from nonqualified stock options	(2,758)	(664)
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	15,326	17,075
Repurchase of common stock	(63,311)	(150,000)

Net cash used in financing activities	(50,743)	(133,589)

Net increase in cash and cash equivalents	10,086	55,937
Effect of exchange rate changes on cash and cash equivalents	(100)	(1,049)
Cash and cash equivalents, beginning of period	78,303	54,296

Cash and cash equivalents, end of period	$88,289	$109,184